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                         SECOND AMENDMENT TO OPTION AGREEMENT

                            STOCK OPTION NOT UNDER A PLAN


     THIS AMENDMENT TO OPTION AGREEMENT, dated as of the 9th day of July, 1998, by and between AMERICAN CARD TECHNOLOGY, INC., a Delaware corporation (the "Company"), and RAYMOND RONCARI, of Windsor Locks, Connecticut (the "Optionee").

                                     WITNESSETH:

     WHEREAS, the Company and Shreveport Acquisition Corp., a Connecticut corporation ("Shreveport"), entered into an Option Agreement dated as of December 11, 1996 and amended pursuant to an Amendment to Option Agreement dated as of January 2, 1998 (as amended, the "Option Agreement") whereby the Company granted to Optionee an option (the "Option") to purchase 100,000 shares of the Company's common stock, par value $.001 per share ("Common Stock") at the purchase price of $12.00 per share (the "Exercise Price"); and

     WHEREAS, Shreveport has assigned the Option to Optionee as of December 31, 1997; and

     WHEREAS, the Company is this day effecting a split of its Common Stock of
1.545 to 1, so that each shareholder shall receive an additional six (6) shares of Common Stock for each eleven (11) shares presently held; and

     WHEREAS, in connection with the aforementioned stock split, the Company and Optionee desire to memorialize the adjustment in the Exercise Price and the number of shares of Common Stock which may be purchased by Optionee pursuant to the Option Agreement as set forth in Paragraph 8 thereof.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Pursuant to Paragraph 8 of the Option Agreement, as a result of the stock split, the number of shares of Common Stock which may be purchased by Optionee pursuant to the Option Agreement shall be adjusted by a multiple of 1.545, and the Exercise Price shall be adjusted by a multiple of .6471. The Option Agreement is hereby amended by deleting Paragraph 1 of the Option Agreement in its entirety and substituting the following in lieu therefor:

               "1. GRANT. The Company grants to the Optionee an option (the "Option") to purchase 154,500 shares (the "Shares") of the Company's Common Stock, par value $.001 per share ("Common Stock") at the purchase price of $7.77 a share (the "Exercise Price"). The date of grant of the Option is December 11, 1996 (the "Date of Grant"). The grant is not made pursuant to any of the Company's stock option plans."

     2. Except as modified hereby, the Option Agreement remains in full force and effect and is hereby ratified and confirmed.

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     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

Signed, Sealed, and Delivered
in the Presence of:                     AMERICAN CARD TECHNOLOGY, INC.



------------------------------          By:     /s/ Raymond Findley, Jr.
                                             --------------------------------
                                             Raymond Findley, Jr.
                                             Its President
------------------------------






------------------------------               /s/ Raymond Roncari
                                        -------------------------------
                                             Raymond Roncari

------------------------------





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